UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 17, 2007

Stonepath Group, Inc.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-16105 (Commission File Number)	65-0867684 (IRS Employer Identification No.)

87 Wall Street Seattle, Washington (Address of Principal Executive Offices)	98121 (Zip Code)

Registrant’s telephone number, including area code: (206) 336-5400

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.04.	Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance-Sheet Arrangement.

1. Notice of Default under Mass Financial Corp. Security Agreement

On April 17, 2007, Stonepath Group, Inc., a Delaware corporation (“Stonepath”), received a notice of default (the “Notice”) under the Security Agreement, dated as of August 31, 2005 (the “Security Agreement”), among Stonepath, various of its subsidiaries including Stonepath Logistics Domestic Services, Inc. ("SLDS"), and Laurus Master Fund Limited (“Laurus”). The Notice was delivered by counsel to Mass Financial Corp. ("Mass Financial"), which replaced Laurus as lender under the Security Agreement by virtue of an Assignment of Loans, Liens and Loan Documents, dated as of February 9, 2007 (the “Assignment”). Pursuant to the Assignment, Mass Financial purchased and assumed all of Laurus’s right, title and interest in and to Laurus’s loans to Stonepath and the loan documents entered into in connection with such loans (the “Loan Documents”), together will all attendant liens, rights, claims, title, assignments and interests (including security interests) pertaining to or arising from the Loan Documents.

The Notice cites the existence of various Events of Default under the Security Agreement, including Stonepath’s inability to pay its debts as they become due and changes in Stonepath’s condition and affairs which Mass Financial states have had, and could more likely than not be expected to continue to have, a Material Adverse Effect (as defined in the Security Agreement).

As of April 17, 2007, Stonepath’s aggregate indebtedness to Mass Financial was approximately US$5.8 million. Under the terms of the Loan Documents, when an Event of Default has occurred and is continuing, Mass Financial has various customary rights and is entitled to pursue various customary remedies. The Notice does not identify any specific acceleration or repayment schedule that Mass Financial intends to pursue.

2. Notice of Default under Secured Notes

Also on April 17, 2007, Stonepath Holdings (Hong Kong) Limited (“Asia Holdings”), a subsidiary of Stonepath, received a notice of default (the “Asia Holdings Notice”) under Secured Notes (the “Secured Notes”) held by SBI Brightline, LLC and Hong Kong League Central Credit Union (together, the “Noteholders”). The Asia Holdings Notice was delivered by SBI Brightline, LLC on behalf of the Noteholders.

The Asia Holdings Notice states that Asia Holdings failed to make a scheduled interest payment to the Noteholders on March 31, 2007 and had not made such interest payment within 14 days after that date, constituting an Event of Default under the terms of the Secured Notes.

The Asia Holdings Notice demands immediate payment, pursuant to a provision of the Secured Notes, of US$7,303,167, representing the aggregate principal amount of the Secured Notes (US$7,200,000) plus regular and default interest due as of April 17, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

STONEPATH GROUP, INC.
Date: April 24, 2007	By:	/s/ Martin Müller-Römheld
		Name:	Martin Müller-Römheld
		Title:	Chief Executive Officer